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                     CITIFINANCIAL MORTGAGE SECURITIES INC.,

                                    Depositor

                         CITIFINANCIAL MORTGAGE COMPANY,

                                    Servicer

                                       And

                            THE CHASE MANHATTAN BANK,

                                     Trustee

--------------------------------------------------------------------------------

                        POOLING AND SERVICING AGREEMENT



                          Dated as of ________ 1, 2000

--------------------------------------------------------------------------------

                        REMIC PASS-THROUGH CERTIFICATES,
                                SERIES 2000-____

                                  ARTICLE I-XI
                           INCORPORATION BY REFERENCE

                                   ARTICLE XII
                     TERMS FOR SERIES 2000-____ CERTIFICATES
 Section 12.01. General Terms for Certificates................................3
 Section 12.02. Additional Terms and Definitions..............................9
 Section 12.03. Wire Transfer Eligibility....................................18
 Section 12.04. REMIC-Related Covenants......................................18
 Section 12.05. Expenses and Liabilities of the Trust Fund...................20
 Section 12.06. Tax Matters Person...........................................20
[Section 12.07. The Insurance Policy.........................................20]
[Section 12.08. Replacement of the Insurance Policy..........................23]

                                  ARTICLE XIII
                 SUBORDINATION; PRIORITIES; ALLOCATION OF LOSSES
 Section 13.01. Subordination; Priority of Distributions.....................24
 Section 13.02. Allocation of Realized Losses; Recoveries....................26
[Section 13.03. Class L Regular Interests Allocations and Distributions......27]
 Section 13.04. Distributions on the Residual Certificates...................28

                                  [ARTICLE XIV]
                             [ADDITIONAL PROVISIONS]
[Section 14.01.  Additional Representations and Warranties
                 -----------------------------------------
[Section 14.02.  Additional Servicing Events of Default
                 --------------------------------------
[Section 14.03.  Additional Conditions on Subsequent Transfer Dates
                 --------------------------------------------------
[Section 14.04.  Additional Certificate Information
                 ----------------------------------
[Section 14.05.  Additional Pool Information
                 ---------------------------

                                    EXHIBITS
 EXHIBIT A-1           Form of Class A-_, A-_, A-_, A-_ and A-__
                           Certificates...................................A-1-1
 EXHIBIT A-2           Form of Class A-__ Certificates....................A-2-1
 EXHIBIT A-3           Form of Class A-__ and A-__ Certificates...........A-3-1
 EXHIBIT A-4           Form of Class M-1 and M-__ Certificates............A-4-1
 EXHIBIT A-5           Form of Class B-1 and B-__ Certificates............A-5-1
[EXHIBIT A-6           Form of Class CE Certificates......................A-6-1]
[EXHIBIT A-7           Form of Class P Certificates.......................A-7-1]
 EXHIBIT A-8           Form of Residual Class LR Certificates.............A-8-1
[EXHIBIT A-9           Form of Residual Class R Certificates..............A-9-1]
 EXHIBIT B             Schedule of Mortgage Loans - Deemed Incorporated.....B-1
 EXHIBIT C             Form of Purchaser Letter.............................C-1
 EXHIBIT D             Form of ERISA Letter.................................D-1
[EXHIBIT E             Targeted Balances....................................E-1]
[EXHIBIT F             Planned Balances.....................................F-1]
[EXHIBIT G             Insurance Policy.....................................G-1]
[EXHIBIT H             Prepayment Charge Schedule...........................H-1]

      THIS POOLING AND SERVICING AGREEMENT ("this Pooling Agreement" or "this Agreement"), dated as of ________ 1, 2000, among CITIFINANCIAL MORTGAGE SECURITIES INC., a Delaware corporation ("CFMSI"), CITIFINANCIAL MORTGAGE COMPANY, a Delaware corporation (the "Servicer"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (the "Trustee").

                                WITNESSETH THAT:

      In the regular course of their business, certain affiliates of CFMSI originate and acquire Mortgage Loans. CFMSI, the Servicer and the Trustee wish to set forth the terms and conditions pursuant to which CFMSI will sell to the Trust Fund the Mortgage Loans listed in Exhibit B hereto. Certificates will be issued to Holders evidencing ownership interests in such Trust Fund and the Servicer will manage and service such Mortgage Loans. In consideration of the mutual agreements herein contained, CFMSI, the Servicer and the Trustee agree as follows:


                                  ARTICLES I-XI

                           INCORPORATION BY REFERENCE

      Those certain Standard Terms for Pooling and Servicing Agreements dated as of ________ 1, 2000 (the "Standard Terms"), a copy of which is attached hereto, as amended, superseded and supplemented hereby, are incorporated by reference herein as if set forth in full. Such Standard Terms, as so amended, superseded and supplemented, are hereby affirmed by, and shall constitute a part of this Agreement between, the parties hereto. For purposes of this Pooling Agreement and the Certificates executed and delivered hereunder, the terms "this Agreement," "herein," "hereof" and words of similar import shall refer to this Pooling Agreement including the Standard Terms as incorporated herein with such modifications or amendments with respect to the related series of Certificates as may be set forth in this Pooling Agreement.


                                   ARTICLE XII

                     TERMS FOR SERIES 2000-____ CERTIFICATES

      On ________, 2000, there shall be established pursuant to the terms of, and authenticated under, this Pooling Agreement a series of certificates known and designated as "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-____". [An] Election[s] will be made pursuant to this Agreement to treat the Trust as [a] [____ separate] REMIC[s] for federal income tax purposes. The Certificates shall consist of (i) one Class consisting of __________ Subclasses of Certificates (each a "Class A Subclass") designated as "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-____, Senior Class A-1 Certificates" (the "Class A-1 Certificates"), "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-__, Senior

Class A-2 Certificates" (the "Class A-2 Certificates"), "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-____, Senior Class A-3 Certificates" (the "Class A-3 Certificates"), "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-____, Senior Class A-4 Certificates" (the "Class A-4 Certificates"), "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-____, Senior Class A-5 Certificates" (the "Class A-5 Certificates"), "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-____, Senior Class A-6 Certificates" (the "Class A-6 Certificates"), "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-____, Senior Class A-7 Certificates" (the "Class A-7 Certificates") "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-____, Senior Class A-8 Certificates" (the "Class A-8 Certificates"), "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-____, Senior Class A-9 Certificates" (the "Class A-9 Certificates"), "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-____, Senior Class A-10 Certificates" (the "Class A-10 Certificates"), "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-____, Senior Class A-11 Certificates" (the "Class A-11 Certificates"), "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-____, Senior Class A-12 Certificates" (the "Class A-12 Certificates"), "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-____, Senior Class A-13 Certificates" (the "Class A-13 Certificates") (collectively, the "Class A Certificates"); (ii) one Class consisting of [two] Subclasses (each a "Class M Subclass") of Certificates designated as "CitiFinancial Mortgage Securities Inc., REMIC Pass-Through Certificates, Series 2000-____, Mezzanine Class M-1 Certificates" (the "Class M-1 Certificates") and "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-__, Mezzanine Class M-2 Certificates" (the "Class M-2 Certificates") (collectively, the "Class M Certificates"); (iii) one Class consisting of [five] Subclasses of Certificates (each a "Class B Subclass") designated as "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-____, Subordinated Class B-1 Certificates" (the "Class B-1 Certificates"), "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-____, Subordinated Class B-2 Certificates" (the "Class B-2 Certificates") (collectively, the "Class B Certificates"); (iv) one Class of Certificates designated as "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-____, Subordinated Class CE Certificates" (the "Class CE Certificates"); (v) one Class of Certificates designated as "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-____, Class P Certificates" (the "Class P Certificates");[(vi) two classes of uncertificated interests designated as "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-____, Class L-1 Regular Interest" (the "Class L-1 Regular Interest") and "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-____, Class L-2 Regular Interest" (the "Class L-2 Regular Interest");] and
(vii) [one] [___] class[es] of residual interests designated as ["CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-____, Class R Certificate" (the "Class R Certificate") and] "CitiFinancial Mortgage Securities Inc. REMIC Pass-Through Certificates, Series 2000-____, Class LR Certificate" (the "Class LR Certificate," [and together with the Class R Certificate,] [or] the "Residual Certificate[s]", and together with the Class A, Class M, Class B [, Class CE and Class P] Certificates, the "Certificates").

      The Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class M-1, Class M-2, Class B-1, Class B-2, [Class CE Class P] Certificates, [the Class L-1 Regular Interest and the Class L-2 Regular Interest] are hereby designated as "regular interests" in the [Lower-Tier] REMIC [and the Class A-__, Class A-__, Class A-__, Class A-__, Class A-__ and Class A-__ Certificates are hereby designated as "regular interests" in the Upper-Tier REMIC] within the meaning of Code Section 860G(a)(1). The Class LR Certificate is hereby designated as the "residual interest" in the [Lower-Tier] REMIC [and the Class R Certificate is hereby designated as the "residual interest" in the Upper-Tier REMIC] within the meaning of Code Section 860G(a)(2). The Certificates, [the Class L-1 Regular Interest, the Class L-2 Regular Interest] and the Residual Certificate[s] shall have the terms provided for in this Agreement.

      [The Trustee acknowledges that it is holding the Class L Regular Interests as assets of the Upper-Tier REMIC.]

      Section 12.01. General Terms for Certificates.

      (a) The Class A Certificates, the Class M Certificates, the Class B Certificates, [the Class CE Certificates, the Class P Certificates] [the Class L-1 Regular Interest and the Class L-2 Regular Interest] shall have the following respective Initial Principal Balances, initial Notional Amounts, Certificate Rates and Last Scheduled Distribution Dates:

                            Initial Principal     Certificate       Last Scheduled
                                 Balance              Rate       Distribution Date (1)
                                 -------              ----       ---------------------
 Class A-1 Certificates       $      ,000.00            %             ____, 20__
 Class A-2 Certificates       $      ,000.00            %             ____, 20__
 Class A-3 Certificates       $      ,000.00            %             ____, 20__
 Class A-4 Certificates                  (2)            %             ____, 20__
 Class A-5 Certificates       $      ,000.00            %             ____, 20__
 Class A-6 Certificates       $      ,000.00            %             ____, 20__
 Class A-7 Certificates       $      ,000.00            %             ____, 20__
 Class A-8 Certificates       $      ,000.00            %             ____, 20__
 Class A-9 Certificates       $      ,000.00            %             ____, 20__
 Class A-10 Certificates      $      ,000.00            %             ____, 20__
 Class A-11 Certificates      $      ,000.00          (3)             ____, 20__
 Class A-12 Certificates      $      ,000.00            %             ____, 20__
 Class A-13 Certificates      $      ,000.00            %             ____, 20__
 Class A-14 Certificates                 (4)            %             ____, 20__
 Class M-1 Certificates       $      ,000.00            %             ____, 20__
 Class M-2 Certificates       $      ,000.00            %             ____, 20__
 Class B-1 Certificates       $      ,000.00            %             ____, 20__

 Class B-2 Certificates       $      ,000.00            %             ____, 20__
[Class CE Certificates        $      ,000.00            %             ____, 20__]
[Class P Certificates         $       100.00          (5)             ____, 20__]
[Class L-1 Regular Interest   $      ,000.00            %             ____, 20__]
[Class L-2 Regular Interest   $      ,000.00            %             ____, 20__]

(1) The last scheduled distribution date is the "latest possible maturity date" of the related Subclass or Class for purposes of Section 860G(a)(1) of the Code and Treasury Regulations Section 1.860G-1(a)(4)(iii).

(2) The Class A-[4] Certificates have no Principal Balance. The Class A-[4] Notional Amount on any Distribution Date will be equal to the sum of (i) ____% of the Principal Balance of the Class A-__ Certificates, (ii) ____% of the Principal Balance of the Class A-__ Certificates and (iii) ____% of the Principal Balance of the Class A-__ Certificates as of such date. The Class A-[4] Notional Amount will initially be $_____.

(3) The Class A-[11] Certificates are principal-only regular interests and do not bear interest.

(4) The Class A-[14] Certificates have no Principal Balance. The Class A-[14] Notional Amount on any Distribution Date will be equal to the Principal Balance of the Class A-__ Certificates as of such date.

(5)   The Class P Certificates do not bear interest.


      The Residual Certificates will not be issued with Initial Principal Balances or Certificate Rates, but will be entitled to distributions to the extent set forth herein.

      (b) For each Distribution Date, each of the Class A Certificates (other than the Class A-__ and Class A-__ Certificates), Class M Certificates and Class B Certificates [, the Class CE Certificates] [and the Class L Regular Interests] will accrue interest on their respective Principal Balances (and, in the case of the Class A-__ Certificates and Class A-__ Certificates, on the Class A-__ Notional Amount and Class A-__ Notional Amount, respectively) at the applicable Certificate Rate for such Subclass, Class or [Class L Regular Interest] set forth in Section 12.01(a) during the related Interest Accrual Period. Interest accrued on the Certificates [and the Class L Regular Interests] during any Interest Accrual Period will be calculated on the assumption that any distributions in reduction of Principal Balance (or, with respect to the Class A-__ Certificates and Class A-__ Certificates, any reduction in the Class A-__ Notional Amount and Class A-__ Notional Amount, respectively) on all Certificates [and the Class L Regular Interests] were made, and any allocations of any losses were made, on the day immediately following the last day of the preceding Interest Accrual Period, and not on the following Distribution Date when actually made or allocated. Each Class A Subclass Interest Amount, each Class M Subclass Interest Amount and each Class B

Subclass Interest Amount [and the Class CE Interest Amount] relating to an Interest Accrual Period shall be distributable on the following Distribution Date. Each Subclass and Class of Certificates (other than the Class A-__ and Class A-__ Certificates) [and Class L Regular Interest] shall accrue interest from the applicable Accrual Date for such Subclass and Class of Certificates [and Class L Regular Interest].

      On each Distribution Date, each Class A Subclass Interest Amount, each Class M Subclass Interest Amount and each Class B Subclass Interest Amount [and the Class CE Interest Amount] for such Subclass for such Distribution Date shall be distributable to such Subclass or Class of Certificates. In the event that on a particular Distribution Date, the Pool Distribution Amount is insufficient to pay any of the Class A Subclass Interest Amounts, any of the Class M Subclass Interest Amounts or any of the Class B Subclass Interest Amounts [or the Class CE Interest Amount], the aggregate amount of the shortfall will be carried forward and added pro rata to the amount distributable to holders of the applicable Subclass of Class A, Class M or Class B Certificates [or the Class CE Certificates], as applicable, until distribution thereof is made as provided herein.

      [On each applicable Distribution Date, subject to the provisions of
Section 12.07, a payment in an amount equal to the portion of the Insured Payment on such Distribution Date, if any, attributable to a payment of interest shortfalls or losses will be made by the Insurer as provided in Section 12.07 to the Trustee for the benefit of the Holders of the Insured Certificates. Any such payments will be applied as payments to the Holders of the Insured Certificates in accordance with such Section 12.07 and shall not be available for distribution to any other Class or Subclass. On each applicable Distribution Date, subject to the provisions of Sections 12.07, a payment in an amount equal to the Non-Supported Interest Shortfall allocated to the Insured Certificates will be made from the Reserve Fund before any payment is made therefor by the Insurer.]

      [On each Distribution Date, interest on the Class L Regular Interests shall be distributable as provided in Section 13.03.]

      (c) [reserved]

      (d) Except as provided below and subject to the provisions of Section 13.01, on each Distribution Date prior to the Subordination Depletion Date, the Class A Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balance of the Subclasses of the Class A Certificates in the following order of priority:

      I. The Class A Principal Distribution Amount for such Distribution Date will be allocated sequentially as follows:

            A. to the Class A-__ Certificates, the Class A-__ Priority Amount for such Distribution Date;

            B. ____% of the Class A Principal Distribution Amount remaining after application according to clause A above, sequentially as follows:

                  1.    sequentially as follows:

                  first, concurrently, until the Principal Balance of the Class
                        A-__ Certificates has been reduced to its Planned Balance, (i) ____% to the Class A-__ Certificates up to the amount necessary to reduce the Principal Balance thereof to its Planned Balance and (ii) ____% to the Class A-__ Certificates up to the amount necessary to reduce the Principal Balance thereof to its Planned Balance;

                  second, to the Class A-__ Certificates up to the amount
                        necessary to reduce the Principal Balance thereof to its Planned Balance; and

                  third, to the Class A-__ Certificates up to the amount
                        necessary to reduce the Principal Balance thereof to its Planned Balance;

                  2. the remaining Class A Principal Distribution Amount available under this clause B, after application according to clause B.1 above, concurrently as follows:

                        a.    ____% as follows:

                        sequentially, (i) concurrently, ____% to the Class A-__ Certificates and ____% sequentially to the Class A-__ Certificates and the Class A-__ Certificates, in each case up to the amount necessary to reduce the Principal Balance thereof to its Targeted Balance, (ii) to the Class A-__ Certificates up to the amount necessary to reduce the Principal Balance thereof to zero, (iii) concurrently, ____% to the Class A-__ Certificates and ____% sequentially to the Class A-__ Certificates and the Class A-__ Certificates, in each case up to the amount necessary to reduce the Principal Balance thereof to its Targeted Balance, (iv) to the Class A-__ Certificates up to the amount necessary to reduce the Principal Balance thereof to zero, (v) concurrently, ____% to the Class A-__ Certificates and ____% sequentially to the Class A-__ Certificates and the Class A-__ Certificates, in each case up to the amount necessary to reduce the Principal Balance thereof to zero and (vi) to the Class A-__ Certificates up to the amount necessary to reduce the Principal Balance thereof to zero; and

                        b. ____% to the Class A-__ Certificates up to the amount necessary to reduce the Principal Balance thereof to zero;

                  3. the remaining Class A Principal Distribution Amount available under this clause B, after application according to clauses B.1 and B.2 above, sequentially as follows:

                  first, concurrently until the Principal Balance of the Class
                        A-__

                  Certificates is reduced to zero (i) ____% to the Class A-__ Certificates up to the amount necessary to reduce the Principal Balance thereof to zero and (ii) ____% to the Class A-__ Certificates up to the amount necessary to reduce the Principal Balance thereof to zero;

                  second, to the Class A-__ Certificates up to the amount
                        necessary to reduce the Principal Balance thereof to zero; and

                  third, to the Class A-__ Certificates up to the amount
                        necessary to reduce the Principal Balance thereof to zero;

            C. ____% of the Class A Principal Distribution Amount remaining after application according to clause A above, as follows:

                  1.    ____% sequentially as follows:

                  first, concurrently, until the Principal Balance of the Class
                        A-__ Certificates is reduced to its Targeted Balance,
                        (i) ____% sequentially to the Class A-__ Certificates and the Class A-__ Certificates, in each case up to the amount necessary to reduce the Principal Balance thereof to its Targeted Balance and (ii) ____% to the Class A-__ Certificates up to the amount necessary to reduce the Principal Balance thereof to its Targeted Balance;

                  second, sequentially to the Class A-__ Certificates and the
                        Class A-__ Certificates in each case up to the amount necessary to reduce the Principal Balance thereof to its Targeted Balance;

                  third, to the Class A-__ Certificates up to the amount
                        necessary to reduce the Principal Balance thereof to zero;

                  fourth, concurrently, until the Principal Balance of the Class
                        A-__ Certificates is reduced to zero, (i) ____% sequentially to the Class A-__ Certificates and the Class A-__ Certificates, in each case up to the amount necessary to reduce the Principal Balance thereof to zero and (ii) ____% to the Class A-__ Certificates up to the amount necessary to reduce the Principal Balance thereof to zero; and

                  fifth, sequentially to the Class A-__ Certificates and the
                        Class A-__ Certificates up to the amount necessary to reduce the Principal Balances thereof to zero;

                  2.    ____%, sequentially as follows:

                  first, beginning in ________ 200_, $25,000 to the Insured
                        Certificates up to the amount necessary to reduce the Principal Balance thereof to zero;

                  second, to the Class A-__ Certificates up to the amount
                        necessary to reduce the Principal Balance thereof to zero;

                  third, to the Class A-__ Certificates up to the amount
                        necessary to reduce the Principal Balance thereof by $___,000;

                  fourth, concurrently, __% to the Class A-__ Certificates and
                        __% to the Class A-__ Certificates until the Principal Balance of the Class A-__ Certificates is reduced to zero;

                  fifth, to the Insured Certificates up to the amount necessary to reduce the Principal Balance thereof to zero; and

                  sixth, to the Class A-__ and the Class A-__ Certificates pro rata, in each case up to the amount necessary to reduce the Principal Balance thereof to zero.

            D. to the Class A-__ Certificates [NAS class] until the Principal Balance thereof has been reduced to zero.

      [On each Distribution Date, subject to the provisions of Section 12.07, a payment in an amount equal to the portion of the Insured Payment on such Distribution Date, if any, attributable to a payment for principal losses will be made by the Insurer as provided in Section 12.07 to the Trustee for the benefit of the holders of the Insured Certificates. Any such payments will be applied as payments to the Holders of the Insured Certificates together with the other payments under Section 13.01(c) and shall not be available for distribution to any other Class or Subclass.]

      (e) On each Distribution Date on or after the Subordination Depletion Date, notwithstanding the priorities set forth in Section 12.01(d), funds available for distribution in reduction of Principal Balance of the Class A Certificates will be distributed pro rata to the Class A Subclasses (other than the Class A-__ Certificates), based on outstanding Principal Balances. On each Distribution Date, distributions in reduction of the Principal Balance made to each Class A Subclass will be distributed pro rata among the holders of Certificates of such Class A Subclass.

      [On each Distribution Date, subject to the provisions of Sections 13.01 and 13.03, a distribution in reduction of the Principal Balance of the Class L-1 Regular Interest will be made in an amount equal to the distribution in reduction of the Principal Balances of the Class A-__, Class A-__ and Class A-__ Certificates and a distribution in reduction of the Principal Balance of the Class L-2 Regular Interest will be made in an amount equal to the distribution in reduction of Principal Balance of the Class A-__ Certificates.]

      On each Distribution Date, subject to the provisions of Section 13.01, distributions in reduction of Principal Balance of the Subclasses of Class M Certificates and the Subclasses of Class B Certificates [and the Class CE and Class P Certificates] will be made in an aggregate amount equal to the Class M Principal Distribution Amount and the Class B Principal Distribution Amount, [the Class CE Principal Distribution Amount and the Class P Principal Distribution Amount], respectively, in accordance with the priorities set forth in Section 13.01(c).

      Other distributions shall be made in respect of the Certificates [and in respect of the Class L Regular Interests] as provided in Sections 13.01 and 13.03.

      Section 12.02. Additional Terms and Definitions. The Certificates [and the Class L Regular Interests] shall have and be subject to the following additional specific terms:

      Accrual Date. For each Class or Subclass of [interest bearing][Fixed Rate] Certificates, the Cut-Off Date[; for each Class or Subclass of Floating Rate Certificates, the Issue Date].

      Authenticating Agent. As of the date hereof, the Trustee has not appointed an Authenticating Agent. However, the Trustee may at any time appoint an Authenticating Agent pursuant to Section 8.12. Any such Authenticating Agent may be removed, and any other Authenticating Agent appointed, as permitted by
Section 8.12.

      Book-Entry Certificates. All Subclasses of Class A Certificates (other than the Class A-__ and Class A-__ Certificates), the Class M Certificates and the Class B-__ and Class B-__ Certificates are Book-Entry Certificates.

      Capitalized Interest Account. [Not applicable][The Issuer shall establish the Capitalized Interest Account pursuant to Section ____. The Capitalized Interest Account shall not be an asset of any Constituent REMIC.]

      [Capitalized Interest Rate. For a Distribution Date, a per annum rate equal to the sum of (x) the Weighted Average Rate and (y) the aggregate amount of interest accrued on the [interest only Class A Subclasses], expressed as a per annum rate on the Certificate Balance.]

      Cash Deposited into P&I Account. [No cash][$______] will be deposited into the P&I Account on the Issue Date.

      Certificate Rate. The Certificate Rates for the Certificates [and the Class L Regular Interests] are as set forth in Section 12.01(a).

      Certificate Registrar. The Chase Manhattan Bank, having its principal offices located at 450 West 33rd Street, New York, NY 10001, Attention:
Fiduciary Services, is hereby appointed as the Certificate Registrar for all of the Certificates pursuant to Section 6.05. The Chase Manhattan Bank hereby accepts its appointment as Certificate Registrar.

      Class A Optimal Principal Distribution Amount. For (i) for any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, [100%] of the Principal Distribution Amount and (ii) for any other Distribution Date, an amount equal to the excess of
      (a) the Class A Principal Balance immediately prior to such Distribution Date over
      (b) the lesser of (x) ___% of the Pool Balance and (y) the Pool Balance minus $______.

      Class A Percentage. As to any Distribution Date, the percentage calculated by dividing the Class A Principal Balance by the Pool Balance, both as of the immediately preceding Distribution Date (after taking into account distributions in reduction of Principal Balance and allocation of any losses on such date).

      Class A Principal Distribution Amount. For any Distribution Date, the lesser of (a) the Class A Optimal Principal Balance and (b) the Pool Distribution Amount minus the sum of [the Insurance Premium,] the Trustee Fee, any Trust Expenses, the Current Interest and any Class A Unpaid Interest Shortfall.

      Class A Principal-Only Subclass. Each of the Class A-__ and Class A-__ Certificates.

      Class A Subclass Principal Distribution Amount. For each Distribution Date and any Class A Subclass, the amount of principal distributed to such Class A Subclass pursuant to Section 13.01(b) or 13.01(d), as applicable.

      Class A-[4] Notional Amount. The Class A-[4] Notional Amount on any date will be equal to the sum of (i) ____% of the Principal Balance of the Class A-__ Certificates, (ii) ____% of the Principal Balance of the Class A-__ Certificates and (iii) ____% of the Principal Balance of the Class A-__ Certificates as of such date. The Class A-[4] Notional Amount will initially be $______.

      Class A-[14] Notional Amount. The Class A-[14] Notional Amount for any date shall be equal to the Principal Balance of the Class A-__ Certificates as of such date.

      Class A-__ Percentage. The lesser of (A) 100% and (B) the sum of (a) the Principal Balance of the Class A-__ Certificates and (b) $______, divided by the Class A Principal Balance.

      Class A-__ Priority Amount. For any Distribution Date means the lesser of
(A) the Principal Balance of the Class A-__ Certificates and (B) the sum of (1) the product of (a) the Class A-__ Percentage, (b) the Class A-__ Shift Percentage and (c) the Class A Principal Distribution Amount.

      Class A-__ Shift Percentage. For any Distribution Date will be the percentage indicated below:

                                                             Class A-__
Distribution Date Occurring In                            Shift Percentage

______ 2000 through ______ 2003...............................    0%
______ 2003 through ______ 2004...............................   __%
______ 2004 through ______ 2005...............................   __%
______ 2005 through ______ 2006...............................   __%

______ 2006 through ______ 2007...............................   __%
______ 2007 and thereafter....................................   __%

      Class B Subclass Principal Distribution Amount. For any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount for a particular Class B Subclass equal to the excess of
      (a) the sum of (x) the Class A Principal Balance, the Class M Principal Balance and the Class B Subclass Principal Balance of each Class B Subclass having a lower numerical designation (after giving effect to the payment on such Distribution Date of the Class A Principal Distribution Amount, each Class M Subclass Principal Distribution Amount and each Class B Subclass Principal Distribution Amount for each Class B Subclass having a lower numerical designation) and (y) the Class B Subclass Principal Balance of the Class B Subclass in question immediately prior to such Distribution Date over
      (b) the lesser of (x) ___% of the Pool Balance as of the end of the related Collection Period and (y) the Pool Balance as of the end of the related Collection Period minus $______.
      For any other Distribution Date, zero.

      [Class CE Interest Amount.

      [Class CE Principal Distribution Amount.

      [Class L Regular Interests. The Class L-1 Regular Interest and Class L-2 Regular Interest, as defined in the preliminary statement to this Article XII.] [None]

      Class M Subclass Principal Distribution Amount. For any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount for a particular Class M Subclass equal to the excess of
      (a) the sum of (x) the Class A Principal Balance and Class M Subclass Principal Balance for each Class M Subclass having a lower numerical designation (after giving effect to the payment on such Distribution Date of the Class A Principal Distribution Amount and each Class M Subclass Principal Distribution Amount for a Class M Subclass having a lower numerical designation) and (y) the Class M Subclass Principal Balance of the Class M Subclass in question immediately prior to such Distribution Date over
      (b) the lesser of (x) ___% of the Pool Balance as of the end of the related Collection Period and (y) the Pool Balance as of the end of the related Collection Period minus $______.
      For any other Distribution Date, zero.

      [Class P Principal Distribution Amount.

      Constituent REMICs. The Trust Fund will contain [one] [two] segregated asset pool[s] [designated as the Lower-Tier REMIC and the Upper-Tier REMIC]. [The Lower-Tier REMIC shall be the "applicable Constituent REMIC" for purposes of Section 3.11.]

      Corporate Trust Office. The Corporate Trust Office is located at The Chase Manhattan Bank, having its principal offices located at 450 West 33rd Street, 14th Floor, New York, NY 10001, Attention: Capital Markets Fiduciary Services--CitiFinancial REMIC Pass-Through Certificates,

Series 2000-__, or such other address as shall be identified to CFMSI and all Certificateholders by or on behalf of the Trustee in writing.

      [Covered Amount. For any Distribution Date, without duplication, (A) the sum of (i) the Class A Subclass Interest Shortfall Amount for such Distribution Date for the Insured Certificates, (ii) any Non-Supported Interest Shortfall for such Distribution Date allocated to the Insured Certificates and not covered by the Reserve Fund and (iii) the amount of the principal or interest portion of any Realized Losses for such Distribution Date allocated to the Insured Certificates and (B) for the Last Scheduled Distribution Date, the Principal Balance of the Insured Certificates to the extent unpaid on the Last Scheduled Distribution Date.]

      Cumulative Loss Test. The Cumulative Loss Test will be failed on a Distribution Date if the Cumulative Loss Percentage equals or exceeds (1) with respect to each Distribution Date from [month of first Distribution Date] 2003 through [month of Issue Date] 2004, inclusive, __%, (2) with respect to each Distribution Date from _____ 2004 through _____ 2005, inclusive, __%, (3) with respect to each Distribution Date from _____ 2005 through _____ 2006, inclusive, __%, (4) with respect to each Distribution Date from _____ 2006 through _____ 2007, inclusive, __%, and (5) with respect to each Distribution Date thereafter, __%.

      Current Class A Enhancement Level. As of any Distribution Date, the Current Class A Enhancement Level is the percentage obtained by dividing (a) the sum of the Class M Principal Balance, the Class B Principal Balance and the Overcollateralization Amount (after giving effect to any distributions in reduction of Principal Balance and the allocation of any losses on such date) by
(b) the Pool Balance as of the last day of the related Collection Period.

      Cut-Off Date. The Cut-Off Date is ________ 1, 2000.

      Definitive Certificates. The Class A-__, Class A-__, [Class CE and Class P] Certificates and the Residual Certificates will be issued in fully registered certificated form.

      Delinquency Test. The Delinquency Test will be failed on a Distribution Date if the Loan Balance of the Mortgage Loans delinquent 60 days or more (including, for this purpose, Mortgage Loans in foreclosure and real estate owned by the Trust as a result of Mortgagor default), as a percentage of the Loan Balance of all Mortgage Loans, is greater than the product of __% and the Current Class A Enhancement Level.

      Denominations. The denominations of each Subclass of the Class A Certificates (other than the Class A-__ and Class A-__ Certificates), Class M, Class B-1 and Class B-2 Certificates are $1,000 Initial Principal Balance and integral multiples of $1 in excess thereof, [of the Class CE Certificates are $100,000 Initial Principal Balance and integral multiples of $1,000 in excess thereof] (except that one Certificate of each Class or Subclass may be issued in a different denomination) [and of the Class P Certificates are $20 and integral multiples of $1 in excess thereof]. The denominations of the Class A-__ and Class A-__ Certificates will be initial notional amounts of $1,000 and any whole dollar notional amount in excess thereof. The denominations of the [Class R and Class LR] [Residual] Certificates are 100% Percentage Interest.

      Depository. The initial Depository is ________.

      Designated Interest Accrual Date. For a particular Distribution Date, [in the case of Fixed Rate Certificates, ]the last day of the calendar month preceding such Distribution Date [and in the case of Floating Rate Certificates, the preceding Distribution Date].

      Determination Date. The Determination Date for each Distribution Date is the close of business on the __th day (or, if such day is not a Business Day, the preceding Business Day) of the month in which the related Distribution Date occurs.

      Distribution Date. Each Distribution Date shall be the __th day of each month (or if such day is not a Business Day, the next succeeding Business Day), commencing in _______ 2000.

      ERISA Restricted Certificates. The Class A-__, Class M, Class B [and Class CE] Certificates.

      Expense Limit. $_______.

      [Fixed Rate Certificates. The Class A-__, Class A-__, Class M and Class B Certificates.]

      [Floating Rate Certificates. The Class A-__ and Class A-__ Certificates.]

      Funding Period. [Not applicable][The period commencing on the Startup Day and ending on the first to occur of (x) the occurrence of a Servicing Event of Default, (y) the Distribution Date on which the Pre-Funded Amount is $____ or less and (z) ________, 2000.]

      Initial Pool Balance. $____________.

      Initial Principal Balance. The Initial Principal Balance for each Subclass of the Class A Certificates (or, in the case of the Class A-__ and Class A-__ Certificates, their respective initial notional amounts), for each Subclass of the Class M Certificates, for each Subclass of the Class B Certificates, [for the Class CE and Class P Certificates] [and for the Class L Regular Interests] is as set forth in Section 12.01(a).

      [Insurance Agreement. The Insurance Agreement dated as of ________ 1, 2000 among the Insurer, CFMSI and -------------------- the Trustee, as amended from time to time.]

      [Insurance Policy. The certificate guaranty insurance policy issued by the Insurer on the Issue Date for the benefit of the Holders of the Insured Certificates, substantially in the form of Exhibit G.]

      [Insurance Premium. For any Distribution Date, the Insurance Premium is a monthly fee equal to 0.0_% per annum of the Principal Balance of the Insured Certificates as of the close of business on the Distribution Date in the month preceding the month in which the related Distribution Date occurs (after giving effect to all distributions in reduction of Principal Balance and allocation of losses on such preceding Distribution Date) or, in the case of the first Distribution Date, as of the close of business on the Startup Day, payable to the Insurer as provided in this Agreement.]

      [Insured Certificates. The Class A-__ Certificates.]

      [Insured Payment. An Insured Payment is (i) as of any Distribution Date, any Covered Amount and (ii) any Preference Amount.]

      [Insurer. The Insurer is ______ Insurance Corporation, a _____ stock insurance company.] -------

      [Insurer Deliverables. Each notice, report, opinion or other written item delivered pursuant to the following provisions shall also be delivered to each Insurer, if any, at the times and in the manner set forth therein:
      (a)   the penultimate paragraph of Section 2.03 and
      (b)   Sections 4.07, 4.08(b) and (if requested by the Insurer) 4.08(a).]

      Interest Accrual Period. The Interest Accrual Period for any Distribution Date is [(a) in the case of Fixed Rate Certificates,] the first day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Cut-Off Date) through the last day of the month preceding the month of such Distribution Date [and (b) in the case of Floating Rate Certificates, the period from the preceding Distribution Date (or, in the case of the first Distribution Date, the Issue Date) to the day immediately preceding the current Distribution Date].

      Investment Account. The P&I Account [, the Pre-Funding Account, the Capitalized Interest Account and the Certificate Account] will [each] be an Investment Account.

      Investor Rate. For the purposes of Section 9.01, the Investor Rate for each Mortgage Loan will be applicable Net Note Rate therefor.

      Issue Date. The Issue Date is _____ __, 2000.

      Last Scheduled Distribution Date. The Last Scheduled Distribution Dates for the Certificates [and the Class L-1 Regular Interest] are as set forth in
Section 12.01(a).

      Loan Group. The Mortgage Loans will be comprised of [one][___] Loan Group(s), [designated as "Loan
Group I", "Loan Group II, "Loan Group __" and "Loan Group __".]

      [Lower-Tier Certificates. The Lower-Tier Certificates shall consist of the Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class M, Class B-1, Class B-2, the Class L-1 Regular Interest, the Class L-2 Regular Interest and the Class LR Certificate.]

      [Lower-Tier REMIC. The Lower-Tier REMIC is one of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Mortgage Loans, such amounts as shall from time to time be held in the P&I Account, the Certificate Account, the insurance policies, if any, relating to a Mortgage Loan, and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure and all proceeds thereof and the rights of the Trustee under the Reserve Fund and the Insurance Policy. Neither the Reserve Fund nor the Policy Payments Account shall be assets of the Lower-Tier REMIC.]

      Maximum Addition. [Not applicable][$_______.]

      Maximum Loss Percentage. ___%.

      Monthly Remittance Date. The __th day of each month (or, if such day is not a Business Day, the preceding Business Day), commencing _______ __, 2000.

      Mortgage Document Custodian. The Servicer is designated by CFMSI as the initial Mortgage Document Custodian.

      Mortgage Loans. The Mortgage Loans will consist of 5- to 30-year fixed-rate [adjustable rate] conventional one- to four-family mortgage loans.

      Mortgage Note Custodian. Bank One Trust Company, N.A. is designated by CFMSI as the initial Mortgage Note Custodian.

      Net Note Rate. For a Mortgage Loan, the related Mortgage Note Rate less the Servicing Fee.

      Notices. The address of the Trustee to which notices should be sent is The Chase Manhattan Bank, having its principal offices located at 450 West 33rd Street, New York, NY 10001, Attention: Fiduciary Services, CFMSI 2000-____. The address of CFMSI to which notices should be sent is CitiFinancial Mortgage Securities Inc., 300 St. Paul Place, Baltimore, Maryland 21202, Attention:
________. The address of the Servicer to which notices should be sent is CitiFinancial Mortgage Company, 5901 East Fowler Avenue, Tampa, Florida 33617,
Attention: ________. The address of S&P to which notices should be sent is 55 Water Street, New York, NY 10004. The address of Moody's to which notices should be sent is Structured Finance Group, 99 Church Street, New York, New York 10007. The address of Fitch to which notices should be sent is Residential Mortgage Pass-Through Monitoring, Fitch Investors Service, L.P., One State Street Plaza, 32nd Floor, New York, New York 10004.

      [Original Capitalized Interest Amount. $__________.]

      [Original Pre-Funded Amount. $__________.]

      PAC Balance Amount. The PAC Balance Amount for each Class A Subclass of the PAC Certificates for any Distribution Date is the amount, if any, required to reduce the outstanding Principal Balance thereof (prior to giving effect to distributions in reduction thereof to be made on such Distribution Date) to their Planned Balance for such Distribution Date.

      PAC Certificates. The Class A-__, Class A-__ and Class A-__ Certificates are planned amortization class certificates.

      Paying Agent. The Trustee shall act as the initial Paying Agent. However, the Servicer may at any time appoint a Paying Agent reasonably acceptable to the Trustee for all of the Certificates. Any such Paying Agent may be removed, and any other Paying Agent reasonably acceptable to the Trustee appointed, by the Servicer.

      Planned Balance. The Planned Balance for the PAC Certificates for any Distribution Date is set forth in the table attached hereto as Exhibit F.

      [Policy Payments Account. The account established pursuant to Section 12.08(c).]

      [Pool Value.] _______________.

      [Preference Amount. Any amount previously distributed to a Holder on the Insured Certificates that is recoverable and sought to be recovered as an avoidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.]

      Pre-Funding Account. [Not applicable][The Issuer will establish the Pre-Funding Account pursuant to Section 4.02. The Pre-Funding Account will not be an asset of any Constiuent REMIC.]

      [Prepayment Charge Schedule. The Prepayment Charge Schedule is attached hereto as Exhibit H.]

      Private Certificates. The [Class CE and Class P Certificates and the] Residual Certificates.

      Rating Agencies. The Rating Agencies [for the Class A Certificates] are S&P, Moody's and Fitch, [and the Rating Agency for the Class M and Class B Certificates is Fitch].

      Record Date. The Record Date for each Distribution Date will be [(a) in the case of Fixed Rate Certificates,] the close of business on the last day of the month preceding the month of the applicable Distribution Date [and (b) in the case of Floating Rate Certificates, the close of business on the day immediately preceding such Distribution Date].

      Required Class A Enhancement Level. For any date, _____%.

      [Reserve Fund. The non-interest bearing account established with the Trustee and maintained by the Trustee for the benefit of the Insured Certificateholders pursuant to Section 12.07(j). The Reserve Fund shall be an Eligible Account.]

      [Reserve Withdrawal. For any Distribution Date, the lesser of (a) the amount on deposit in the Reserve Fund and (b) the amount of Non-Supported Interest Shortfalls allocated to the Insured Certificates.]

      Right to Repurchase. The right of CFMSI to repurchase all of the Mortgage Loans pursuant to Section 9.01 shall be conditioned upon, among other things, the Pool Balance being less than [$______][5.00% of the sum of (x) the Initial Pool Balance and (y) the Additional Loan Balance] at the time of any such repurchase[, and, unless otherwise agreed by the Insurer, (a) the repurchase shall not result in a draw under the Insurance Policy and (b) the purchase price paid by CFMSI in connection therewith must include any unreimbursed advances and all reimbursement amounts then owed to the Insurer].

      Section 3.19 Applicability. Section 3.19 of the Standard Terms is [not] applicable to the Series 2000-__ Certificates.

      Servicing Fee. The Servicing Fee is a monthly fee equal to 0.__% per annum of the Loan Balance of each Mortgage Loan as of the first day of the Collection Period for the related Distribution Date, payable to the Servicer out of each payment received by it on account of interest on such Mortgage Loan during such Collection Period.

      Single Certificate. A Single Certificate evidences, in the case of a Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class A-__, Class M, Class B-1 or Class B-2 [or Class P] Certificate, $1.00 Initial Principal Balance, in the case of a Class A-__ and Class A-__ Certificate, $1.00 initial notional amount, [in the case of a Class CE Certificate, $1,000 Initial Principal Balance] and, in the case of a Residual Certificate, 1% Percentage Interest.

      Startup Day. The Startup Day will be ______, 2000.

      Stepdown Date. The earlier to occur of (a) the later of (x) the Distribution Date in _____ 20__ and (y) the first Distribution Date on which the Current Class A Enhancement Level is greater than or equal to the Required Class A Enhancement Level and (b) the Distribution Date on which the Class A Principal Balance has been reduced to zero.

      Subordinated Certificates. The Class M, Class B [and Class CE]
Certificates.

      Subordinated Trigger Event. A Subordinated Trigger Event will be in effect on a Distribution Date if both the Delinquency Test and the Cumulative Loss Test are failed.

      TAC Balance Amount. For the Class A-__, Class A-__ or Class A-__ Certificates, the TAC Balance Amount for any Distribution Date will be equal to the amount, if any, required to reduce the outstanding Principal Balance thereof (prior to giving effect to distributions in reduction of the Principal Balance thereof to be made on such Distribution Date) to the Targeted Balance set forth in the table attached hereto as Exhibit E.

      TAC Certificates. The Class A-__, Class A-__, Class A-__, Class A-__, Class A-__and Class A-__ Certificates are targeted amortization class certificates.

      Targeted Balance. The Targeted Balance for the Class A-__, Class A-__and Class A-__ Certificates for any Distribution Date is set forth in the table attached hereto as Exhibit E.

      Targeted Level. On any Distribution Date (a) prior to the Stepdown Date, $_______ and (b) otherwise, the greater of (x) ____% of the Pool Balance and (y) $_________.

      Trigger Event. A Trigger Event will be in effect on a Distribution Date if the percentage equivalent of (a) the aggregate Loan Balance of 60+ Day Delinquent Loans divided by (b) the Pool Balance as of the last day of the related Collection Period, is greater than [one-half] of the Current Class A Enhancement Level.

      Trustee Fee. The Trustee Fee is a monthly fee equal to 0.__% per annum of the Pool Balance as of the Determination Date for the related Distribution Date.

      Underwriters.

      [Upper-Tier Certificates. The Upper-Tier Certificates shall consist of the Class A-__, Class A-__, Class A-__, Class A-__, Class A-__ and Class A-__ Certificates, the Class CE Certificates and the Class R Certificate.]

      [Upper-Tier REMIC. The Upper-Tier REMIC is one of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Class L Regular Interests and such amounts as shall from time to time be held in the Upper-Tier REMIC Account. Neither the Reserve Fund nor the Policy Payments Account shall be assets of the Upper-Tier REMIC.]

      Voting Interest. As of any date, the Voting Interest of the Class A Certificates shall equal the sum of (i) (100% minus the sum of the Voting Interests of the Class A-__and Class A-__ Certificates) multiplied by a fraction the numerator of which is the Class A Principal Distribution Amount and the denominator of which is the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance and (ii) the Voting Interest of the Class A-__ and Class A-__ Certificates. As of any date the Voting Interest of the Class M Certificates will equal (a) 100% minus the Class A Voting Interest multiplied by (b) a fraction the numerator of which is the Class M Principal Balance and the denominator of which is the sum of the Class M Principal Balance and the Class B Principal Balance. As of any date the Voting Interest of the Class B Certificates will equal 100% less the sum of the Voting Interest of the Class A and Class M Certificates. The Voting Interest of the Class A Certificates (other than the Class A-__ and Class A-__ Certificates) and the Class B Certificates will be allocated among the Subclasses of the Class A or Class B Certificates, as the case may be, pro rata based on each such Subclass' Principal Balance. The Voting Interest of the Class A-__ and Class A-__ Certificates shall be 1% for each such Class A Subclass.

      Section 12.03. Wire Transfer Eligibility.

      The minimum number of Single Certificates eligible for wire transfer on each Distribution Date, in the case of Certificates, is 1,000,000 (representing a $1,000,000 Initial Principal Balance or initial notional amount) and, in the case of the Residual Certificates, a 100% Percentage Interest.

      Section 12.04. REMIC-Related Provisions.

      (a) [An election][Elections] shall be made to treat the Trust Fund formed hereunder as, and the affairs of the Trust Fund shall be conducted so as to qualify it as, [a REMIC][two separate

REMICs (the "Lower-Tier REMIC" and the "Upper-Tier REMIC", respectively)] for federal income tax purposes. [CFMSI and the Trustee agree to assure continuing treatment of the Trust Fund as segregated asset pools, and the treatment of each such segregated asset pool as a REMIC and to avoid the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC, and to carry out the covenants set forth in this Article XII and the elections and reporting required in Section 8.11 on behalf of each of the Lower-Tier REMIC and Upper-Tier REMIC, including making the appropriate elections to treat the Trust Fund as two separate REMICs and maintaining two segregated accounts (the "Certificate Account" and the "Upper-Tier REMIC Account", respectively). The Trustee acknowledges that it holds the Class L Regular Interests as assets of the Upper-Tier REMIC.]

      [(b) CFMSI, on behalf of the Trustee, shall deposit in the P&I Account in accordance with Section 3.06 all Monthly Payments received by it, all other deposits required to be made to the P&I Account and all investments made with moneys on deposit in the P&I Account, including all income or gain from such investments, if any. If the Certificate Account is an Investment Account, then funds on deposit in the Certificate Account shall be held and invested in accordance with the applicable provisions of Section 4.03. Distributions from the Certificate Account shall be made in accordance with the provisions of Articles XII and XIII to make payments in respect of the Lower-Tier Certificates and to pay the Servicing Fee in accordance with Section 3.13 and to pay the Insurer in accordance with Article XIII.]

      [Notwithstanding anything herein to the contrary, Upper-Tier Certificates shall not receive distributions directly from the Certificate Account. On each Distribution Date, CFMSI shall direct the Trustee to withdraw from the Certificate Account and deposit in the Upper-Tier REMIC Account all distributions to be made on such Distribution Date in respect of interest on and in reduction of Principal Balances of the Class L Regular Interests. The Trustee shall cause to be distributed from the Upper-Tier REMIC Account, to the extent funds are on deposit therefor, all amounts required to be distributed with respect to the Upper-Tier Certificates as specified in Articles XII and XIII.]

      [If any part of the Upper-Tier REMIC Account is designated in Article XII as an Investment Account, the provisions in Section 4.03 hereof applicable to the investment of funds shall apply to the Upper-Tier REMIC Account.]

      The Trustee shall maintain books with respect to [each Constituent] [the] REMIC on a calendar year taxable year and on the accrual method of accounting.

      [(b)][(c)]The Trustee shall not create, or permit the creation of, any "interests" in [either Constituent] [the] REMIC within the meaning of Code
Section 860D(a)(2) other than the interests represented by the Certificates[, and (with respect to the Lower-Tier REMIC) the Class L Regular Interests].

      [(c)][(d)]Except as otherwise provided in the Code, CFMSI shall not grant, and the Trustee shall not accept, property unless (i) substantially all of the property held by [each Constituent]

[such] REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be granted to [either Constituent] [the] REMIC after the Startup Day, unless such grant would not subject the REMIC to the 100% tax on contributions to a REMIC after the Startup Day imposed by Code Section 860G(d).

      [(d)][(e)]The Trustee shall not accept on behalf of the Trust Fund or any Constituent REMIC any fee or other compensation for services and shall not accept on behalf of the Trust Fund any income from assets other than those permitted to be held by a REMIC.

      [(e)][(f)]The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans, or of an Eligible Investment held in an Investment Account [or Upper-Tier REMIC Account] (other than in accordance with Sections 2.02, 2.03, 2.04 and 4.03(d)) unless such sale is pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and is in accordance with Section 9.01.

      Section 12.05. Expenses and Liabilities of the Trust Fund.

      Except for amounts reimbursable under clauses first and eleventh of
Section 13.01(b), the Depositor shall be liable for all expenses, liabilities and obligations of the Trust Fund (other than the obligation to make distributions in reduction of Principal Balance of the Certificates [and the Class L Regular Interests] and the obligation to make distributions of interest on the Certificates) including those indemnification obligations set forth in
Section 8.05. To the extent such expenses, liabilities or obligations consist of federal income taxes, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property and taxes on certain contributions to a REMIC after the Startup Day, nothing shall prevent the Depositor from contesting any such tax, if permitted by law, pending the outcome of such proceedings. If the Trustee determines that on any Distribution Date the amount in the P&I Account, after the distribution of all amounts required to be distributed to the Holders of the Certificates has been made, is insufficient to pay expenses or meet any obligation of the Trust Fund, the Trustee shall give notice of any shortfall to the Depositor setting forth the basis for such expenses. Unless the Trustee or the Trust Fund is entitled to reimbursement pursuant to Section 13.01(b) as aforesaid, within ten Business Days of such notice, the Depositor shall deliver to the Trustee immediately available funds in the amount of such expenses.

      Section 12.06. Tax Matters Person.

      Each Holder of the Class LR [or Class R] Certificate hereby designates [_______][the Trustee] as tax matters person with respect to the [related] REMIC, as agent for the Holder[s] of the Class LR [or Class R] Certificate under applicable Treasury Regulations, including Treasury Regulations ss. 1.860F-4(d) and temporary Treasury Regulations ss. 301.6231(a)(7)-1T, which tax matters person shall have the same duties with respect to the [Lower-Tier] REMIC [or Upper-Tier REMIC, respectively,] as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code,

      [Section 12.07. The Insurance Policy.

      (a) If, on the third Business Day before any Distribution Date, the Trustee determines that the amount on deposit in the Certificate Account distributable to Holders of the Insured Certificates pursuant to Sections 13.01(b) and (c), together with any amounts that may be distributable to the Holders of the Insured Certificates from the Reserve Fund on such Distribution Date, will be insufficient to pay the Covered Amount on such Distribution Date, the Trustee shall determine the amount of any such deficiency and shall give Notice to the Insurer and the appropriate Fiscal Agent (as defined in the Insurance Policy), if any, by telephone or telecopy of the amount of such deficiency, confirmed in writing to the Insurer, such Notice to be substantially in the form of Exhibit A attached to the Insurance Policy and delivered by 12:00 noon, New York City time on such third Business Day.

      (b) In the event the Trustee receives a certified copy of an order of the appropriate court that any scheduled payment of principal or interest on a Insured Certificate has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall (i) promptly notify the Insurer, as appropriate, and the Fiscal Agent, if any, and (ii) comply with the provisions of the Insurance Policy to obtain payment by the Insurer of such voided scheduled payment. In addition, the Trustee shall mail notice to all Holders of the Insured Certificates so affected that, in the event that any such Holder's scheduled payment is so recovered, such Holder will be entitled to payment pursuant to the terms of the Insurance Policy, a copy of which shall be made available to such Holders by the Trustee. The Trustee shall furnish to the Insurer and the appropriate Fiscal Agent, if any, its records listing the payments on the affected Insured Certificates, if any, that have been made by the Trustee and subsequently recovered from the affected Holder, and the dates on which such payments were made by the Trustee.

      (c) At the time of the execution hereof, and for the purposes hereof, the Trustee shall establish an Eligible Account in the name of the Trustee for the benefit of Holders of the Insured Certificates (the "Policy Payments Account") over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amount paid under the Insurance Policy into the Policy Payments Account and distribute such amount only for the purposes of making payments to Holders of the Insured Certificates in respect of the Insured Payments by the Insurer pursuant to the Insurance Policy for which the related claim was made under the Policy. Such amounts shall be allocated by the Trustee to Holders of Insured Certificates affected by such shortfalls in the same manner as principal and interest distributions are to be allocated with respect to such Certificates pursuant to Section 13.01. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to make regular payments hereunder with funds withdrawn from the Certificate Account. However, any payments made on the Insured Certificates from funds in the Policy Payments Account shall be noted as provided in subsection (e) below. Funds held in the Policy Payments Account shall not be invested by the Trustee.

      (d) Any funds received from the Insurer for deposit into the Policy Payments Account pursuant to the Insurance Policy in respect of a Distribution Date or otherwise as a result of any claim under such Insurance Policy shall be applied by the Trustee directly to the payment in full (i) of the Insured Deficiency Amount due on such Distribution Date on the Insured Certificates, or
(ii) of the Preference Amount to which payments under the Insurance Policy are to be applied. Funds received by the Trustee as a result of any claim under the Insurance Policy shall be used solely for payment of the Holders of the Insured Certificates, respectively, and may not be applied for any other purpose, including, without limitation, satisfaction of any costs, expenses or liabilities of the Trustee or the Trust Fund. Any funds remaining in the Policy Payments Account on the first

Business Day after each Distribution Date shall be remitted promptly to the Insurer pursuant to the written instruction of the Insurer.

      (e) The Trustee shall keep complete and accurate records in respect of (i) all funds remitted to it by the Insurer and deposited into the Policy Payments Account and (ii) the allocation of such funds to (A) payments of interest on and principal in respect of any Insured Certificates, (B) Realized Losses allocated to the Insured Certificates and (C) Non-Supported Interest Shortfalls allocated to the Insured Certificates. The Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three Business Days' prior notice to the Trustee.

      (f) The Trustee acknowledges, and each Holder of an Insured Certificate by its acceptance of such Insured Certificate agrees, that, without the need for any further action on the part of the Insurer or the Trustee, to the extent the Insurer makes payments, directly or indirectly, on account of principal of or interest on any Insured Certificate, the Insurer will be fully subrogated to the rights of the Holders of such Insured Certificates to receive such principal and interest from the Trust Fund. The Holders of the Insured Certificates, by acceptance of the Insured Certificates, assign their rights as Holders of the Insured Certificates to the extent of the Insurer's interest with respect to amounts paid under the Insurance Policy. Anything herein to the contrary notwithstanding solely for purposes of determining the Insurer's rights as subrogee for payments distributable pursuant to Sections 12.01 and 13.01, any payment with respect to distributions to the Insured Certificates that is made with funds received pursuant to the terms of the Insurance Policy shall not be considered a payment of the Insured Certificates from the Trust Fund and shall not result in the distribution or the provision for the distribution in reduction of the Principal Balance of the Insured Certificates within the meaning of Section 12.07.

      (g) Upon the occurrence of a Servicing Event of Default, the Trustee shall promptly notify the Insurer of such Servicing Event of Default.

      (h) The Trustee shall promptly notify the Insurer of either of the following as to which a Responsible Officer of the Trustee has actual knowledge:
(A) the commencement of any proceeding by or against the Issuer commenced under the United States bankruptcy code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") and (B) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of the distribution made with respect to the Insured Certificates. Each Holder of an Insured Certificate, by its purchase of an Insured Certificate, and the Trustee hereby agree that the Insurer (so long as no default in payment by the Insurer under the Insurance Policy exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, Insurer shall be subrogated to the rights of the Trustee and each Holder of an Insured Certificates in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

      (i) The Trustee shall surrender the Insurance Policy to the Insurer for cancellation upon reduction of the Principal Balance of the Insured Certificates to zero or replacement of the Insurer pursuant to Section 12.09.

      (j) The Reserve Fund shall be established on the Startup Day and maintained by the Trustee in accordance with this Section 12.07(j). At the time the Reserve Fund is established, the Issuer shall cause to be deposited into the Reserve Fund the amount of $__,000. All funds in the Reserve Fund shall be held in trust for the benefit of the Holders of the Class A-__ Certificates until withdrawn in accordance with this Section 12.07(j) and Section 13.01.

      For each Distribution Date, the Reserve Withdrawal shall be withdrawn by the Trustee from the amount on deposit in the Reserve Fund and distributed on such Distribution Date to the Holders of the Class A-__ Certificates, pro rata, based on Percentage Interest.

      Notwithstanding anything herein to the contrary, on the Distribution Date on which the Principal Balance of the Class A-__ Certificates has been reduced to zero, any funds then on deposit in the Reserve Fund shall be distributed to ________, at the address provided by it to the Trustee.

      The Reserve Fund will be an "outside reserve fund" under the REMIC Provisions that is beneficially owned for federal income tax purposes by ________, which shall report all income, gain, deduction or loss with respect thereto, and will not be an asset of the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust.]

      (k) For this Section 12.07,
      the terms "Receipt" and "Received" shall mean actual delivery to the Insurer and the Insurer's Fiscal Agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Insurance Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, in any material manner, it shall be deemed not to have been Received. The Insurer or its Fiscal Agent, if any, shall promptly so advise the Trustee and the Trustee may submit an amended notice, and

      "Business Day" means any day other than (A) a Saturday or Sunday or (B) a day on which the Insurer is closed or banking institutions in The City of New York, New York or in the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.]

      [Section 12.08. Replacement of the Insurance Policy.

      Notwithstanding any other provision of this Agreement to the contrary, in the event that the Insured Certificates are downgraded by a Rating Agency solely as a result of the downgrade of the Insurer by both Moody's, to less than "Aa", and S&P, to less than "AA", CFMSI shall have the right, but not the obligation, to replace the Insurance Policy in its entirety, at its own expense to the extent that the cost of such replacement exceeds the Insurance Premium, with another form of credit enhancement and to amend this Agreement as necessary or appropriate in order to implement such replacement of the Insurance Policy without the consent of the Certificateholders or the Trustee; provided that: (a) the rating of the Insured Certificates subsequent to any such replacement shall be at least the ratings initially assigned to such Class of Certificates by the Rating Agencies and the Trustee and CFMSI shall have received written notice confirming such ratings from the Rating Agencies; (b) the Trustee and CFMSI shall have received an Opinion of Counsel to the credit enhancement provider to the effect (i) that (A) the credit enhancement is a valid and legally binding obligation of the credit enhancement provider enforceable in accordance with its terms and (B) the credit enhancement is not a separate security or, if a separate security, is exempt from registration or has been duly registered under the Act, (ii) that the credit enhancement meets the condition set forth in Section II(i) of U.S. Department of Labor Prohibited Transaction Class Exemption 83-1, provided however, that such opinion with respect to this clause (ii) only may be waived by CFMSI upon advice of outside counsel, and (iii) such opinion shall also cover such other matters as the Trustee or CFMSI shall reasonably require; (c) the Insurance Policy has been delivered to the Insurer for cancellation and (d) written notice shall be given to the Insured Certificateholders of such replacement within ten (10) Business Days following such replacement.]


                                  ARTICLE XIII

                 SUBORDINATION; PRIORITIES; ALLOCATION OF LOSSES


      Section 13.01. Subordination; Priority of Distributions.

      (a) The rights of the holders of any Subclass of Class M Certificates to receive distributions in respect thereof on any Distribution Date shall be subordinated to the rights of the Class A Certificateholders and the holders of each Class M Subclass having a lower numerical designation to receive distributions [(and to distributions to the Class L-1 Regular Interest)] to the extent, and only to the extent, described herein. The rights of the holders of any Class B Subclass to receive distributions in respect of such Class B Subclass on any Distribution Date shall be subordinated to the rights of the Class A and Class M Certificateholders and the holders of each Class B Subclass having a lower numerical designation to receive distributions [(and to distributions to the Class L Regular Interests)] to the extent, and only to the extent, described herein. The right of the Servicer to receive its Servicing Fee shall not be subordinated to the rights of Certificateholders.

      (b) On each Distribution Date, Interest Proceeds will be applied in the following amounts, to the extent the amount of Interest Proceeds is sufficient therefor, in the manner and in the order of priority as follows [(and the Insured Payments and Reserve Withdrawal will be applied to make payments to the Insured Certificates as provided in Section 12.07)]:

            first, to the Trustee, to pay the Trustee Fee and any Trust Expenses, [and then to the Insurer, to pay the Insurance Premium];

            second, to the Subclasses of Class A Certificates, pro rata, based upon their respective Class A Subclass Interest Amounts, in an aggregate amount up to the Class A Interest Amount;

            third, to the Subclasses of Class A Certificates, pro rata, based upon their respective Class A Subclass Unpaid Interest Shortfalls, in an aggregate amount up to the Class A Unpaid Interest Shortfall;

            fourth, to the Subclasses of Class M Certificates, in order of increasing numerical designation, in an amount up to their respective Class M Subclass Interest Amount;

            fifth, to the Subclasses of Class B Certificates, in order of increasing numerical designation, in an amount up to their respective Class B Subclass Interest Amount;

            sixth, to pay any Extra Principal Distribution Amount;

            seventh, to the Subclasses of Class M Certificates, in order of increasing numerical designation, first in an amount up to their respective Class M Subclass Unpaid Interest Shortfall and then in an amount up to their respective Class M Subclass Loss Amount;

            eighth, to the Subclasses of Class B Certificates, in order of increasing numerical designation, first in an amount up to their respective Class B Subclass Unpaid Interest Shortfall and then in an amount up to their respective Class B Subclass Loss Amount;

            ninth, [to the Insurer, in reimbursement of the interest component of amounts previously paid by the Insurer under the Insurance Policy and accrued interest thereon, if any, at the Late Payment Rate (as defined in the Insurance Agreement)] [intentionally omitted];

            tenth, to the Servicer to pay any unreimbursed Servicing Advances;
      and

            eleventh, to the Holder of the Class LR Certificate.

      (c) On each Distribution Date, the Principal Distribution Amount will be applied in the following amounts, to the extent the Principal Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows [(and the Insured Payments will be applied to make payments to the Insured Certificates as provided in Section 12.07)]:

            first, to the Subclasses of Class A Certificates, in an aggregate amount up to the Class A Principal Distribution Amount, such distribution to be allocated among such Subclasses in accordance with Section 12.01(d) or Section 13.01(d), as applicable;

            second, to the Subclasses of Class M Certificates, in order of increasing numerical designation, in an amount up to their respective Class M Subclass Principal Distribution Amount;

            third, to the Subclasses of Class B Certificates, in order of increasing numerical designation, in an amount up to their respective Class B Subclass Principal Distribution Amount;

            fourth, [to the Insurer, in reimbursement of the principal component of amounts previously paid by the Insurer under the Insurance Policy and accrued interest thereon, if any, at the Late Payment Rate (as defined in the Insurance Agreement)] [intentionally omitted]; and

            [fifth, [intentionally omitted];

      (d) On each Distribution Date occurring on or subsequent to the Subordination Depletion Date, the Class A Principal Distribution Amount shall be distributed among the Subclasses of Class A Certificates as set forth in Section 12.01(e).

      (e) No Class A Subclass Interest Shortfall Amount, Class A Subclass Unpaid Interest Shortfall, Class M Subclass Interest Shortfall Amount, Class M Subclass Unpaid Interest Shortfall, Class B Subclass Interest Shortfall Amount or Class B Subclass Unpaid Interest Shortfall will itself bear interest.

      [(f) In addition, the holders of the Insured Certificates will be entitled to receive funds with respect to the Insurance Policy representing Covered Amounts. The Insured Certificates shall be entitled to receive funds from the Reserve Fund, so long as funds remain available therein, for any Non-Supported Interest Shortfall allocated to the Insured Certificates on such Distribution Date. Prior to any draw on the Insurance Policy with respect to any Non-Supported Interest Shortfall allocated to the Insured Certificates only, the Trustee shall withdraw from the Reserve Fund the Reserve Withdrawal and shall distribute such amount to the Insured Certificates pursuant to Section 12.07(j) or Section 13.01(b).]

[Notwithstanding the foregoing distribution priorities, no payment owing pursuant to clause ninth of Section 13.01(b) and clause fourth of Section 13.01(c) shall be paid to the Insurer until the cumulative amount owing thereunder and not previously paid to the Insurer is equal to at least $750.00; provided, however, that upon the Last Scheduled Distribution Date or earlier termination pursuant to Section 9.01 or replacement pursuant to Section 12.08, any cumulative amount owing thereunder and not previously paid to the Insurer shall be paid to the Insurer.]

      Section 13.02. Allocation of Realized Losses; Recoveries.

      (a) For any Distribution Date prior to the Subordination Depletion Date, any Applied Loss Amount will be allocated as follows:

            first, to the Class CE Certificates, until their Principal Balance has been reduced to zero;

            second, to the Subclasses of Class B Certificates, first to the Class B Subclass with the highest numerical designation and then in order of decreasing numerical designation, until their respective Class B Subclass Principal Balance has been reduced to zero; and

            third, to the Subclasses of Class M Certificates, first to the Class M Subclass with the highest numerical designation and then in order of decreasing numerical designation, until their respective Class M Subclass Principal Balance has been reduced to zero.

      This allocation of Applied Loss Amounts will be effected through the reduction of the applicable Class or Subclass Principal Balance, as the case may be.

      (b) Any Applied Loss Amount allocated to the Class CE Certificates or a Subclass of Class M or Class B Certificates pursuant to Section 13.02(a) shall be allocated among the Certificates of such Subclass or Class pro rata based on their respective Principal Balances.

      (c) In the event that there is a recovery of an amount in respect of principal which had previously been allocated as an Applied Loss Amount to the Class CE Certificates or any one or more Subclasses of Class M Certificates or Class B Certificates, the amount of such recovery shall be distributed to Holders of Subclasses of Class M Certificates, in order of increasing numerical designation, but only if and to the extent that the Class M Subclass had theretofore been allocated any Applied Loss Amount ("Reimbursed Class M Losses"), then to the Subclasses of Class B Certificates, in order of increasing numerical designation, but only if and to the extent that the Class B Subclass had theretofore been allocated any Applied Loss Amount ("Reimbursed Class B Losses"), and then to Holders of the Class CE Certificates. A Subclass or Class of Certificates that is no longer Outstanding shall not be entitled to any share of any such recovery.

      (d) Any Applied Loss Amount allocated in accordance with this Section
13.02 will be allocated on the Distribution Date following the Collection Period in which such loss was incurred and after giving effect to distributions made under Section 13.01 on such Distribution Date.

      Section 13.03. [intentionally omitted] [Class L Regular Interests Allocations and Distributions.]

      [(a) On each Distribution Date, the Class L-1 Regular Interest shall receive a distribution of principal equal to the amount distributed in reduction of the Principal Balances of the Class A-__, Class A-__ and Class A-__ Certificates and the Class L-2 Regular Interest shall receive a distribution of principal equal to the amount distributed in reduction of the Principal Balance of the Class A-__ Certificates. As of any date, the Principal Balance of the Class L-1 Regular Interest will equal the sum of the Principal Balances of the Class A-__, Class A-__ and Class A-__ Certificates and the Principal Balance of the Class L-2 Regular Interest will equal the Principal Balance of the Class A-__ Certificates.

      On each Distribution Date, the Class L-1 Regular Interest shall receive a distribution of interest equal to the sum of the amounts distributed in respect of interest to the Class A-__, Class A-__, Class A-__ and Class A-__ Certificates and the Class L-2 Regular Interest shall receive a distribution of interest equal to the sum of the amounts distributed as interest to the Class A-__ and Class A-__ Certificates.

      (b) For any Distribution Date, the principal portion of Applied Loss Amounts and recoveries attributable to previously allocated Applied Loss Amounts will be allocated to the Class L-1 Regular Interest in the same manner as losses and recoveries are allocated to the Class A-__, Class A-__ and Class A-__ Certificates and will be allocated to the Class L-2 Regular Interest in the same manner as losses and recoveries are allocated to the Class A-__ Certificates.

      For any Distribution Date, the interest portion of Realized Losses will be allocated to the Class L-1 Regular Interest in the same manner as interest is allocated to the Class L-1 Regular Interest and to the Class L-2 Regular Interest in the same manner as interest is allocated to the Class L-2 Regular Interest.

      (c) No interest shortfall amount or unpaid interest shortfall on any Class L Regular Interest will bear interest.

      (d) The report prepared by the Trustee pursuant to Section 4.07 shall include the following additional information:

            (i) the distributions of principal in reduction of the Principal Balance of each Class L Regular Interest and the Principal Balance of each Class L Regular Interest to the extent that it will remain outstanding after giving effect to such distribution;

            (ii) the amount of interest that has accrued on each Class L Regular Interest and any Non-Supported Interest Shortfall allocated thereto; and

            (iii) the amount of interest to be distributed on each Class L Regular Interest.]

      Section 13.04. Distributions on the Residual Certificates. Upon a termination of the Trust in accordance with Section 9.01, the Class LR Certificate shall receive all amounts remaining in the Certificate Account [, and the Class R Certificate shall receive any amounts remaining in the Upper-Tier REMIC Account] after all required distributions on the Certificates [and the Class L Regular Interests] [and to the Insurer] have been made.


                                  [ARTICLE XIV]

                             [ADDITIONAL PROVISIONS]

      [Section 14.01. Additional Representations and Warranties. [Not applicable][CFMSI hereby represents and warrants to the Trustee, in addition to
Section 2.03(a) and with the same force and effect for all purposes of this Agreement as though these representations and warranties were set forth in
Section 2.03(a), as follows:
      (i) _______________________;
      (ii) __________________________.]

      [Section 14.02. Additional Servicing Events of Default. [Not applicable][The following events shall constitute additional Servicing Events of Default for purposes of
Section 7.01(a):
      (i) ______________.]

      [Section 14.03. Additional Conditions for Subsequent Transfer Dates. [Not applicable][The following provisions shall apply for the purposes of Section 2.05:
      (i) there shall be no more than ___ Subsequent Transfer Dates during the Funding Period; (ii) for the purposes of Section 2.05(c), the following requirements, in addition to those set forth in Section 2.05(b), shall apply on each Subsequent Transfer Date:
            (1)   _____________;
            (2)   _____________; and
            (3)   _____________.]

      [Section 14.04. Additional Certificate Information. For the purposes of
Section 4.07(d), the Trustee shall provide to ______ the following additional information: _______.]

      [Section 14.05. Additional Pool Information. For the purposes of Section 4.07(d), the Trustee shall provide to ____________ the following additional information: ___________________.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                     CITIFINANCIAL MORTGAGE SECURITIES INC.



                                     By:
                                        -------------------------------
                                        [name]
                                        [title]


                                     THE CHASE MANHATTAN BANK, not in its
                                     individual capacity but solely as Trustee



                                     By:
                                        -------------------------------
                                        [name]
                                        Assistant Treasurer



                                     CITIFINANCIAL MORTGAGE COMPANY



                                     By:
                                        -------------------------------
                                        [name]
                                        [title]

State of Maryland            )
                             )  ss.:
County of                    )

      On the __th day of ____ 2000 before me, a notary public in and for the State of Missouri, personally appeared __________ known to me who, being by me duly sworn, did depose and say that he resides at Baltimore, Maryland; that he is a [Senior] Vice President of CitiFinancial Mortgage Securities Inc., one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


----------------------------
Notary Public

[Notarial Seal]

State of New York              )
                               )  ss.:
County of New York             )

                  On the __th day of ____ 2000 before me, a notary public in and for the State of New York, personally appeared ________ known to me who, being by me duly sworn, did depose and say that she resides at New York, New York; that she is an Assistant Treasurer of The Chase Manhattan Bank, a New York banking corporation, one of the parties that executed the foregoing instrument; that she knows the seal of said New York banking corporation; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said trust company; and that she signed his name thereto by like authority.


-----------------------------------
 Notary Public

[Notarial Seal]

State of Florida               )
                               )  ss.:
County of __________           )

      On the __th day of ____ 2000 before me, a notary public in and for the State of New York, personally appeared ______________ known to me who, being by me duly sworn, did depose and say that she resides at Tampa, Florida; that she is a Vice President of CitiFinancial Mortgage Company, a Delaware corporation, one of the parties that executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.


-----------------------------------
 Notary Public

[Notarial Seal]